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                BlackRock MuniYield Michigan Quality Fund, Inc.
                              File No. 811-07080
      Sub-Item No. 77Q1(e) (Investment Advisory Contracts) -- Attachment

Attached please find an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of the Amended and Restated Investment Management Agreement between BlackRock MuniYield Michigan Quality Fund, Inc. and BlackRock Advisors, LLC.

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Exhibit 77Q1(e)

                             AMENDED AND RESTATED
                        INVESTMENT MANAGEMENT AGREEMENT

   THIS AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT, dated as of September 14, 2015, between BlackRock MuniYield Michigan Quality Fund, Inc. (the "Fund"), a Maryland corporation, and BlackRock Advisors, LLC (the "Advisor"), a Delaware limited liability company.

   WHEREAS, the Advisor has agreed to furnish investment advisory services to the Fund, a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

   WHEREAS, the Advisor and the Fund had entered into the Investment Management Agreement, dated as of September 29, 2006 (the "Original Agreement");
                                                ------------------

   WHEREAS, the Advisor, in connection with the reorganization of the Fund with BlackRock MuniYield Michigan Quality Fund II, Inc., effective as of
September 14, 2015, has agreed to reduce its Investment Advisory Fee with respect to the Fund to an annual rate equal to 0.49% of the sum of the average daily value of the Net Assets (as defined herein) of the Fund (the "New
                                                                    ---
Investment Advisory Fee");
-----------------------

   WHEREAS, the Advisor and the Fund now desire to amend and restate the Original Agreement to reflect the New Investment Advisory Fee; and

   WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth;

   NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

   1. In General. The Advisor agrees, all as more fully set forth herein, to
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act as investment advisor to the Fund with respect to the investment of the
Fund's assets and to supervise and arrange for the day to day operations of the Fund and the purchase of securities for and the sale of securities held in the investment portfolio of the Fund.

   2. Duties and Obligations of the Advisor with Respect to Investment of
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Assets of the Fund. Subject to the succeeding provisions of this section and
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subject to the direction and control of the Fund's Board of Directors, the
Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund;
(ii) supervise continuously the investment program of the Fund and the composition of its investment portfolio; (iii) arrange, subject to the

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provisions of paragraph 4 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Fund; and (iv) provide investment research to the Fund.

   3. Duties and Obligations of Advisor with Respect to the Administration of
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the Fund. The Advisor also agrees to furnish office facilities and equipment
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and clerical, bookkeeping and administrative services (other than such services, if any, provided by the Fund's Custodian, Transfer Agent and Dividend Disbursing Agent and other service providers) for the Fund. To the extent requested by the Fund, the Advisor agrees to provide the following administrative services:

       (a) Oversee the determination and publication of the Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board of Directors;

       (b) Oversee the maintenance by the Fund's Custodian and Transfer Agent and Dividend Disbursing Agent of certain books and records of the Fund as required under Rule 31a1(b)(4) of the 1940 Act and maintain (or oversee maintenance by such other persons as approved by the Board of Directors) such other books and records required by law or for the proper operation of the Fund;

       (c) Oversee the preparation and filing of the Fund's federal, state and local income tax returns and any other required tax returns;

       (d) Review the appropriateness of and arrange for payment of the Fund's expenses;

       (e) Prepare for review and approval by officers of the Fund financial information for the Fund's semiannual and annual reports, proxy statements and other communications with shareholders required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

       (f) Prepare for review by an officer of the Fund the Fund's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form NSAR, Form NCSR, Form NPX, Form NQ, and such other reports, forms and filings, as may be mutually agreed upon;

       (g) Prepare such reports relating to the business and affairs of the Fund as may be mutually agreed upon and not otherwise appropriately prepared by the Fund's custodian, counsel or auditors;

       (h) Prepare such information and reports as may be required by any stock exchange or exchanges on which the Fund's shares are listed;

       (i) Make such reports and recommendations to the Board of Directors concerning the performance of the independent accountants as the Board of Directors may reasonably request or deems appropriate;

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       (j) Make such reports and recommendations to the Board of Directors concerning the performance and fees of the Fund's Custodian and Transfer and Dividend Disbursing Agent as the Board of Directors may reasonably request or deems appropriate;

       (k) Oversee and review calculations of fees paid to the Fund's service providers;

       (l) Oversee the Fund's portfolio and perform necessary calculations as required under Section 18 of the 1940 Act;

       (m) Consult with the Fund's officers, independent accountants, legal counsel, custodian, accounting agent and transfer and dividend disbursing agent in establishing the accounting policies of the Fund and monitor financial and shareholder accounting services;

       (n) Review implementation of any share purchase programs authorized by the Board of Directors;

       (o) Determine the amounts available for distribution as dividends and distributions to be paid by the Fund to its shareholders; prepare and arrange for the printing of dividend notices to shareholders; and provide the Fund's dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions and to implement the Fund's dividend reinvestment plan;

       (p) Prepare such information and reports as may be required by any banks from which the Fund borrows funds;

       (q) Provide such assistance to the Custodian and the Fund's counsel and auditors as generally may be required to properly carry on the business and operations of the Fund;

       (r) Assist in, the preparation and filing of Forms 3, 4, and 5 pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and
Section 30(h) of the 1940 Act for the officers and Directors of the Fund, such filings to be based on information provided by those persons;

       (s) Respond to or refer to the Fund's officers or transfer agent, shareholder (including any potential shareholder) inquiries relating to the Fund; and

       (t) Supervise any other aspects of the Fund's administration as may be agreed to by the Fund and the Advisor.

   All services are to be furnished through the medium of any directors, officers or employees of the Advisor or its affiliates as the Advisor deems appropriate in order to fulfill its obligations hereunder.

   The Fund will reimburse the Advisor or its affiliates for all out of pocket expenses incurred by them in connection with the performance of the administrative services described in

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this paragraph 3. The Fund will reimburse the Advisor and its affiliates for their costs in providing accounting services to the Fund.

   4. Covenants.(a) In the performance of its duties under this Agreement, the
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Advisor shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and all applicable Rules and Regulations of the Securities and Exchange Commission; (ii) any other applicable provision of law; (iii) the provisions of the Charter and By Laws of the Fund, as such documents are amended from time to time; (iv) the investment objectives and policies of the Fund as set forth in its Registration Statement on Form N-2 and/or the resolutions of the Board of Directors; and (v) any policies and determinations of the Board of Directors of the Fund and

       (b) In addition, the Advisor will:

          (i) place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Advisor will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Advisor may select brokers and dealers with which it or the Fund is affiliated;

          (ii) maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the Advisor makes investment recommendations for the Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of the commercial department of its affiliates; and

          (iii) treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and the Fund's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

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   5. Services Not Exclusive. Nothing in this Agreement shall prevent the
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Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

   6. Sub-Advisors. The Advisor may from time to time, in its sole discretion
      ------------
to the extent permitted by applicable law, appoint one or more sub-advisors, including, without limitation, affiliates of the Advisor, to perform investment advisory services with respect to the Fund. The Advisor may terminate any or all sub-advisors in its sole discretion at any time to the extent permitted by applicable law.

   7. Books and Records. In compliance with the requirements of Rule 31a-3
      -----------------
under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

   8. Expenses. During the term of this Agreement, the Advisor will bear all
      --------
costs and expenses of its employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or directors' fees of any officers or directors of the Fund who are affiliated persons (as defined in the 1940 Act) of the Advisor; provided that the Board of Directors of the Fund may approve reimbursement to the Advisor of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations, (including, without limitation, compliance matters) (other than the provision of investment advice and administrative services required to be provided hereunder) of all personnel employed by the Advisor who devote substantial time to Fund operations or the operations of other investment companies advised by the Advisor.

   9. Compensation of the Advisor. (a) The Fund agrees to pay to the Advisor
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and the Advisor agrees to accept as full compensation for all services rendered by the Advisor as such, a monthly fee (the "Investment Advisory Fee") in arrears at an annual rate equal to the amount set forth in Schedule A hereto of the average daily value of the Fund's Net Assets. "Net Assets" means the total assets of the Fund minus the sum of the accrued liabilities. It is understood that the liquidation preference of any outstanding preferred stock (other than accumulated dividends) is not considered a liability in determining the Fund's Net Asset Value. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

       (b) For purposes of this Agreement, the net assets of the Funds shall be calculated pursuant to the procedures adopted by resolutions of the Directors of the Fund for calculating the value of the Fund's assets or delegating such calculations to third parties.

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   10. Indemnity.(a) The Fund may, in the discretion of the Board of Directors
       ---------
of the Fund, indemnify the Advisor, and each of the Advisor's directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Advisor's request as director, officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Fund or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith,
(iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such clauses
(i) through (iv) being sometimes referred to herein as "disabling conduct"),
(2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Directors of the Fund.

       (b) The Fund may make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Fund receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Fund unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the Directors of the Fund determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide security for such Indemnitee undertaking, (B) the Fund shall be insured against losses arising by reason of any unlawful advance, or (C) a majority of a quorum consisting of Directors of the Fund who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non Party Directors") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

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       (c) All determinations with respect to the standards for indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable or is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non Party Directors of the Fund, or (ii) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized and shall be made in accordance with the immediately preceding clause (2) above.

   The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

   11. Limitation on Liability. (a) The Advisor will not be liable for any
       -----------------------
error of judgment or mistake of law or for any loss suffered by Advisor or by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. As used in this
Section 11(a), the term "Advisor" shall include any affiliates of the Advisor performing services for the Fund contemplated hereby and partners, directors, officers and employees of the Advisor and of such affiliates.

   12. Duration and Termination. This Agreement shall become effective as of
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the date hereof and, unless sooner terminated with respect to the Fund as provided herein, shall continue in effect until June 30, 2016. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Fund's Board of Directors or the vote of a majority of the outstanding voting securities of the Fund at the time outstanding and entitled to vote, and
(b) by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Fund at any time, without the payment of any penalty, upon giving the Advisor 60 days' notice (which notice may be waived by the Advisor), provided that such termination by the Fund shall be directed or approved by the vote of a majority of the Directors of the Fund in office at the time or by the vote of the holders of a majority of the voting securities of the Fund at the time outstanding and entitled to vote, or by the Advisor on 60 days' written notice (which notice may be waived by the Fund). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)

   13. Notices. Any notice under this Agreement shall be in writing to the
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   other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

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   14. Amendment of this Agreement. This Agreement may be amended by the
       ---------------------------
parties only if such amendment is specifically approved by the vote of the Board of Directors of the Fund, including a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund.

   15. Governing Law. This Agreement shall be governed by and construed in
       -------------
accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of New York, or any of the provisions, conflict with the applicable provisions of the 1940 Act, the latter shall control.

   16. Use of the Name BlackRock. The Advisor has consented to the use by the
       -------------------------
Fund of the name or identifying word "BlackRock" in the name of the Fund. Such consent is conditioned upon the employment of the Advisor as the investment advisor to the Fund. The name or identifying word "BlackRock" may be used from time to time in other connections and for other purposes by the Advisor and any of its affiliates. The Advisor may require the Fund to cease using "BlackRock" in the name of the Fund if the Fund ceases to employ, for any reason, the Advisor, any successor thereto or any affiliate thereof as investment advisor of the Fund.

   17. Miscellaneous. The captions in this Agreement are included for
       -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

   18. Counterparts. This Agreement may be executed in counterparts by the
       ------------
parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

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   IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

                                       BLACKROCK MUNIYIELD MICHIGAN QUALITY
                                       FUND, INC.

                                       By:  /s/ John M. Perlowski
                                            ------------------------------------
                                            Name:   John M. Perlowski
                                            Title:  President and Chief
                                                    Executive Officer

                                       BLACKROCK ADVISORS, LLC

                                       By:  /s/ Neal J. Andrews
                                            ------------------------------------
                                            Name:   Neal J. Andrews
                                            Title:  Managing Director

            [SIGNATURE PAGE TO A&R INVESTMENT MANAGEMENT AGREEMENT]

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                                  Schedule A
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                            Investment Advisory Fee

0.49% of average daily Net Assets of the Fund.